EXHIBIT 99.2

Grant Park Fund

Class A, B, Legacy 2, GAM 2 and GAM 3 Units

Monthly Performance Report • May 2009



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GRANT PARK FUND

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: May 2009

Ags/Softs: Grains prices rallied on weak supply forecasts due to poor weather conditions in the Midwestern U.S. A devaluing of the U.S. dollar also played a major role in driving grains prices higher. Prices on lean hogs declined in May as a result of soft demand in the livestock markets.

Currencies: The U.S. dollar declined sharply against counterparts as increased risk appetite in foreign markets spurred mass liquidations. Indications of economic recovery incited investment in higher-yielding currencies, moving the Japanese yen and Australian dollar higher for May.

Energy: Crude oil markets moved higher as a weak U.S. dollar drove prices up. Adding to crude oil's rally were supply concerns stemming from declining inventories and ongoing rebel attacks on West African oil production facilities.

Equities: Improved investor sentiment sent most major equity indices higher last month. A number of positive global economic indicators, including increased U.S. consumer confidence and strong Japanese industrial production, prompted sidelined investors to re-enter the equity markets.

Fixed Income: The U.S. Treasury markets declined sharply in May as speculators forecasted increased supply in the debt markets. Speculators in the fixed income markets liquidated positions, anticipating that the U.S. government will increase debt issuance to offset the current budget deficit.

Metals: Benefitting from the devaluing of the U.S. dollar, the precious metals markets underwent a strong uptrend throughout May. Commodities investors, attempting to hedge long dollar positions, drove the gold markets up in excess of 9% during the month.

A Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003	2.7%	5.8%	-7.5%	2.6%	9.7%	-1.3%	-0.5%	0.2%	0.1%	2.5%	-0.9%	6.0%	**20.0%**
2004	0.4%	7.3%	-1.4%	-11.7%	-4.8%	-4.5%	-3.4%	-0.3%	1.1%	3.4%	8.5%	-0.9%	**-7.6%**
2005	-6.0%	3.4%	-0.5%	-5.1%	4.0%	1.9%	-2.0%	2.0%	-0.0%	-3.4%	4.2%	-1.4%	**-3.4%**
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%								**-5.0%**

B Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003								0.1%	0.1%	2.5%	-1.0%	5.9%	**7.7%**
2004	0.3%	7.3%	-1.5%	-11.7%	-4.8%	-4.6%	-3.4%	-0.4%	1.0%	3.4%	8.4%	-1.0%	**-8.4%**
2005	-6.0%	3.3%	-0.6%	-5.1%	3.9%	1.8%	-2.0%	1.9%	-0.1%	-3.5%	4.1%	-1.4%	**-4.3%**
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%								**-5.3%**

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.6%								**0.0%**

GAM 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%								**1.7%**

GAM 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%								**1.3%**

A, B and Legacy Units

Trading Performance by Sector


4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
-2.00%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Incomes
Metals
May
YTD

Performance reported is gross of fees and expenses.

Sector Positions at Month-End


06/08
07/08
08/08
09/08
10/08
11/08
12/08
01/09
02/09
03/09
04/09
05/09
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Charts prepared by Dearborn Capital Management, LLC.

GAM Units

Trading Performance by Sector


4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
-2.00%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Incomes
Metals
May
YTD

Performance reported is gross of fees and expenses.

Sector Positions at Month-End


04/09
05/09
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Incomes
Metals
L - Long Positions
S - Short Positions

Performance reported is gross of fees. Charts prepared by Dearborn Capital Management, LLC.

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that on every trade it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	GAM Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Min Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.25%	3.60%	5.72%	
Redemptions (after 90 days)	Monthly	Monthly	Monthly	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units* January 1989 - May 2009	
Total Fund Assets (A,B, Legacy, GAM)	$853M
12-Month Return	0.0%
Average 12-Month Return	20.6%
36-Month Cumulative Return	23.8%
60-Month Cumulative Return	39.7%
Compounded Annualized ROR	15.6%
3-Year Compounded Annualized ROR	7.4%
5-Year Compounded Annualized ROR	6.9%
10-Year Compounded Annualized ROR	6.8%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (2/04 - 8/04)	-23.7%
Average 1-month Gain	6.9%
Average 1-month Loss	-4.6%
# of Winning Months	131
# of Losing Months	114

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 1999 - March 2009	
Moved in Opposite Directions	47% 57 of 120 months
Positive Results for Both	31% 37 of 120 months
Negative Results for Both	22% 26 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or GAM units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.